EXHIBIT 23

Independent Auditors’ Consent

The Board of Directors
Bioject Medical Technologies Inc.

We consent to the incorporation by reference in the registration statement Nos. 333-80679, 333-18933, 333-30955, 333-39421, 333-62889, 333-31542, 333-94907, 333-32848, 333-44556, 333-63568 and 333-81752 on Forms S-3 and registration statement Nos. 333-94400, 333-56454, 333-42156, 333-37017, 333-38206, 333-38212, 333-48632, 333-48634, 333-73868 and 333-108514 on Forms S-8 of Bioject Medical Technologies Inc. of our report dated January 30, 2004, with respect to the consolidated balance sheets of Bioject Medical Technologies Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2003, the nine month transition period ended December 31, 2002 and the year ended March 31, 2002, which report appears in the December 31, 2003 Annual Report on Form 10-K of Bioject Medical Technologies Inc.

/s/ KPMG LLP
Portland, Oregon
March 24, 2004